UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: June 23, 2017

Tempus Applied Solutions Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-201424	47-2599251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

471 McLaws Cir. Williamsburg, Virginia	23185
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 875-7779

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other events.

Between June 13, 2017 and June 22, 2017, the Company issued an aggregate of 3,098,623 shares of common stock to certain holders of Series A Preferred Stock who exercised their conversion rights. These shares were available for sale by the holders pursuant to the prospectus (the “Prospectus”) filed under Rule 424(b)(3) on April 14, 2017, under the Securities Act of 1933, as amended (the “Securities Act”) (Registration No. 333-206527) or pursuant to Rule 144 under the Securities Act.

Prior to these conversions, we had 11,064,664 shares of common stock issued and outstanding and 4,578,070 shares of Series A Preferred Stock convertible into common stock that was issued and outstanding. Following these conversions, the number of shares of common stock issued and outstanding is 14,163,287 and the number of shares of Series A Preferred Stock convertible into common stock issued and outstanding is 1,479,447.

The number of shares of Preferred Stock converted into shares of common stock by each shareholder is set forth in the table below:

Name of security holder	Number of shares of Preferred Stock held prior to conversion	Number of shares of Preferred Stock converted into shares of common stock	Number of shares of Preferred Stock held after conversion
Hudson Bay Master Fund, Ltd.	2,362,778	1,300,000	1,062,778
CVI Investments, Inc.	963,623	963,623	-
Empery Asset Master, Ltd.	457,791	305,397	152,394
Empery Tax Efficient, LP	337,936	225,439	112,497
Empery Tax Efficient II, LP	455,942	304,164	151,778
Total	4,578,070	3,098,623	1,479,447

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC.

Date: June 23, 2017	By:	/s/ Johan Bergendorff
	Name:	Johan Bergendorff
	Title:	Chief Financial Officer

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